Exhibit 99.1
LianBio Announces Completion of Strategic Review
LianBio to commence the wind down of its operations, including sale of remaining assets and reduction in force, delisting from Nasdaq, and issuance of special cash dividend
Shanghai and Princeton, NJ, February 13, 2024 – LianBio (Nasdaq: LIAN) (“LianBio” or the “Company”), a biotechnology company dedicated to bringing innovative medicines to patients in China and other major Asian markets, today announced that the Company’s Board of Directors (the “Board”) had completed its comprehensive strategic review of the Company and determined to initiate the wind down of its operations, including the sale of remaining pipeline assets, the delisting of its American Depositary Shares (“ADSs”), each representing the right to receive one ordinary share, from the Nasdaq Global Market (“Nasdaq”) and deregistration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and workforce reductions. The Company currently anticipates a substantial portion of the wind down activities, including fulfillment of transition service obligations under its existing agreements and gradual cessation of currently active clinical trials, will be completed by the end of 2024. In parallel with the wind down of operations, the Board has declared a special cash dividend in the amount of $4.80 per ordinary share, including ordinary shares represented by ADSs, for an aggregate cash dividend amount of approximately $528 million.
“In October 2023, the Board of Directors initiated a comprehensive strategic review of the Company, including numerous options for the future of the Company, as our commitment to represent the best interests of LianBio and shareholders,” said Konstantin Poukalov, Founder and Executive Chairman of LianBio’s Board. “Following the shift in focus away from mavacamten commercialization and the licensing of rights to NBTXR3 to Janssen, the Board unanimously decided that winding down operations is the way to realize maximum shareholder value in the current biotech market.”
In accordance with the strategic review, the following actions will be taken:
Wind Down and Workforce Reduction
LianBio will begin to wind down operations immediately, and intends to pursue the sale of its remaining pipeline assets as part of the wind down process. To the extent such sales are successful, the Company expects to distribute any profits from the sales to its then-current shareholders in a subsequent distribution before the final dissolution of the Company. However, there is no guarantee that any shareholder’s original investment, or any material amount, will be recovered.
With reduced operations, the Company expects to reduce its workforce by over 50 full-time employees, or approximately 50% of the Company’s current employee base, in the first quarter of 2024. Additional workforce reductions will occur over the course of 2024 following the transition of assets to partners and the fulfillment of the Company’s transition services obligations. The Company will maintain a core group of employees necessary to implement an orderly wind down of the Company and support its efforts to maximize the value of the Company’s remaining business and assets.
LianBio expects that the full wind down of operations, including the sale of remaining assets or termination of licenses, as well as the termination of employees necessary to complete an orderly wind down, will be substantially complete by the end of 2024, with the complete dissolution expected to occur during the first half of 2027. The Company expects to meet its ongoing operational costs through funds retained after the special dividend.

Nasdaq Delisting and SEC Deregistration
On February 13, 2024, the Company, pursuant to an authorization by the Board, provided notice to Nasdaq that it intends to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about March 8, 2024 to effect the voluntary delisting of the Company’s ADSs from Nasdaq and to deregister the ADSs under Section 12(b) of the Exchange Act. As a result, the Company currently expects that the last day of trading on Nasdaq will be on or about March 18, 2024, when Form 25 takes effect. Ninety days thereafter, the deregistration of the Company’s ADSs under Section 12(b) of the Exchange Act is expected to become effective. Following the delisting of the Company’s ADSs from Nasdaq, the Company intends to file a Form 15 with the SEC certifying that it has fewer than 300 shareholders of record, upon which the Company’s filing obligations under the Exchange Act will immediately be suspended, including the obligations to file all periodic reports.
Following the delisting, any trading in the Company’s ADSs would only occur in privately negotiated sales and potentially on an over-the-counter market. The Company expects that its ADSs will be quoted on a market operated by OTC Markets Group Inc. (the “OTC”) so that a trading market may continue to exist for its ADSs. There is no guarantee, however, that a broker will continue to make a market in the ADSs and that trading of the ADSs will continue on an OTC market or otherwise.
The Board believes that the decision to delist the ADSs from the Nasdaq and deregister and suspend its reporting obligations under the Exchange Act is in the best interests of the Company and the holders of its ordinary shares and ADSs. As the Company undertakes to wind down operations and return value to the shareholders through its asset sales, out-licensing efforts and the payment of dividends, the Board has determined that the burdens associated with operating as a registered public company outweigh any advantages to the Company and its holders of ordinary shares and ADSs. The Board’s decision was based on careful review of numerous factors, including the potential for curbing the significant costs associated with preparing and filing periodic reports with the SEC and the legal, audit and other expenses associated with being a reporting company, as well as the substantial costs and demands on management’s time under the Sarbanes-Oxley Act of 2002, SEC rules and Nasdaq listing standards.
Authorization of Special Cash Dividend
The Board has declared a special cash dividend of $4.80 per ordinary share, including ordinary shares represented by ADSs, for an aggregate cash dividend amount of approximately $528 million. The special dividend is payable to holders of record of the Company’s ordinary shares and ADSs as of the close of business on February 27, 2024. The Company expects to pay the dividend to its holders of record of ordinary shares on or about March 11, 2024. Citibank, the Depositary of the ADSs (the “Depositary”), will coordinate payment of the dividend to the holders of record of the Company’s ADSs, net of applicable Depositary fees of US$0.05 per ADS held and applicable taxes, and expects to pay the dividend on March 14, 2024. The ex-dividend date for the ADSs for the special dividend will be the first trading day following the payment date. Holders of record of ADSs on the record date who sell their ADSs prior to the ex-dividend date will not receive the special dividend.
In connection with the special cash dividend, the Depositary will close the books to ADS issuances and ADS cancellations at the close of business in New York City on February 20, 2024. The Depositary will re-open the books for ADS cancellations at the close of business in New York City on March 18, 2024. The applicable Depositary fees will apply for all ADS issuances and ADS cancellations.
LianBio stockholders are urged to consult their respective tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to them, in light of their particular investment or tax circumstances, of the receipt of the special dividend.

About LianBio
LianBio is a cross-border biotechnology company on a mission to bring transformative medicines to historically underserved patients in China and other Asian markets. For more information, please visit www.lianbio.com.
Cautionary Note Regarding Forward-Looking Statements
Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements. The words “anticipate,” “expect,” “believe,” “intend,” “continue,” “potential,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements concerning the Board’s comprehensive strategic review; the Company’s plans for payment of the special cash dividend, including with respect to timing and the special dividend amount, and the potential for payment of any future dividends upon the culmination of the wind down of the Company’s operations; the Company’s plans with respect to the delisting and deregistration of its securities; the perceived benefits and timing of the wind down; the Company’s ability to pursue the sale of its remaining pipeline assets and termination of its outstanding licenses; the Company’s plans and expected timing with respect to the reduction in workforce; the timeline in which the Company expects to be able to wind down its operations; and the trading of the Company’s ADSs following the voluntary delisting of the ADSs from Nasdaq. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the risk that the delisting, deregistration and wind down process will take longer than expected and that the benefits of such actions may not be realized; general market conditions; the impact of changing laws and regulations and those risks and uncertainties described in LianBio’s filings with the SEC, including LianBio’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and LianBio specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers should not rely upon this information as current or accurate after its publication date.
For investor inquiries, please contact:
Elizabeth Anderson, VP Communications and Investor Relations
E: elizabeth.anderson@lianbio.com
T: +1 646 655 8390
For media inquiries, please contact:
Katherine Smith, Inizio Evoke
E: katherine.smith@inizioevoke.com
T: +1 619 849 5378